Exhibit 4.01

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made this 2nd day of May, 2007, by and between Evolving Systems, Inc., a Delaware corporation (the “Company”), and the Apax WW Nominees Ltd a/c AE4 (“Apax”).  Other Defined terms used in this Amendment refer to terms defined in the Investor Rights Agreement.

BACKGROUND

A.            On November 2, 2004, Company and the Investors entered into an Investor Rights Agreement (the “Agreement”).

B.            Following the Agreement, the Advent Funds and Four Seasons Venture II AS converted their shares of Series B Stock to Common Stock.

C.            Apax is the holder of 461,758 shares of Series B Stock, which represents approximately 88% of the outstanding Series B Stock.

D.            Company and Apax now desire to amend the Agreement.

E.             Section 7.3(a) of the Agreement provides that the Agreement may be amended by the Company and Investors holding at least a majority of the Series B Stock then held by Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

1.                                       Sections 4.1, 4.2 and 4.4(a)(iii) of the Agreement are deleted and any and all other references to “Series B Director” contained in the Agreement are also deleted.

2.                                       Pursuant to Section 7.3(e) the Company shall give prompt written notice of this Amendment to the remaining Investors.

3.                                       All of the remaining terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first above written.

EVOLVING SYSTEMS, INC.

By:	/s/ Anita T. Moseley

Name:	Anita T. Moseley

Title:	SVP & General Counsel

(Apax signature page follows)

APAX WW NOMINEES LTD A/C AE4

By:	/s/ Adrian Beecroft

Name:	Adrian Beecroft

Title:	Director

By:	/s/ Peter Englander

Name:	Peter Englander

Title:	Director

(Apax signature page to Amendment No.1 to Investor Rights Agreement)